EXHIBIT 32.1



                            CERTIFICATION
         PURSUANT TO 18 U.S.C. SECTION1350, AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Oxford Technologies, Inc. (the "Company") on Form10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jacinta Sit, President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: June 25, 2004

/s/ Jacinta Sit
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Jacinta Sit
President and Chief Financial Officer
(Principal Executive Officer and Principal Accounting
and Financial Officer)